Exhibit 16.1

December 29, 2014

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, DC 20549

We have read the statements of Clutterbug Move Management, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated December 29, 2014 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ KLJ & Associates, LLP